UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 23, 2006

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 23, 2006, Rite Aid Corporation (“Rite Aid”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with The Jean Coutu Group (PJC) Inc. (“Jean Coutu”).  Pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement, Rite Aid will acquire (the “Acquisition”) all of the outstanding capital stock of The Jean Coutu Group (PJC) USA, Inc. (“Jean Coutu USA”), a wholly-owned subsidiary of Jean Coutu, which is engaged in the business of owning and operating a network of retail pharmacy stores conducting business under the Eckerd and Brooks banners.

The aggregate purchase price for the Acquisition will consist of $2.3 billion in cash, subject to a working capital adjustment, and 250 million shares of Rite Aid common stock.  The cash portion of the purchase price will be reduced by the sum of the aggregate principal amount of Jean Coutu’s 8.5% Senior Subordinated Notes due 2014 (plus accrued and unpaid interest) in the event that Rite Aid elects to assume the notes.  The shares of Rite Aid common stock issuable to Jean Coutu in the Acquisition will represent approximately 30.4% of the total Rite Aid voting power outstanding after giving effect to the Acquisition.

Rite Aid and Jean Coutu have each made customary representations, warranties and covenants in the Stock Purchase Agreement, including, among others, Jean Coutu’s covenant to conduct its business in the ordinary course between the execution of the Stock Purchase Agreement and the closing of the Acquisition and to refrain from certain kinds of transactions during that period.  Significant additional covenants include: (i) Rite Aid holding a special meeting of stockholders to consider the approval of the issuance of Rite Aid common stock to Jean Coutu, (ii) Rite Aid arranging sufficient financing to pay the cash portion of the total consideration and (iii) Jean Coutu agreeing not to compete with Rite Aid by operating a retail pharmacy business or a pharmacy benefits management business in the United States for a period of five years after the closing.  Rite Aid and Jean Coutu each agreed to indemnify the other for certain losses arising out of breaches of representations and warranties, covenants and other specified matters.

Consummation of the Acquisition is subject to customary conditions, including, among others, (i) stockholder approval of the issuance of Rite Aid common stock to Jean Coutu, (ii) expiration or termination of the applicable antitrust waiting period, (iii) receipt of NYSE listing approval with respect to the shares of Rite Aid common stock to be issued to Jean Coutu, (iv) absence of any law or order prohibiting the consummation of the Acquisition, (v) no threatened or pending litigation seeking to limit Rite Aid’s ownership or operation of Rite Aid’s or Jean Coutu USA’s assets and (vi) subject to certain exceptions, the accuracy of the representations and warranties of the parties.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Stockholder Agreement

In connection with the Acquisition, Rite Aid entered into a Stockholder Agreement, dated as of August 23, 2006 and effective upon the closing of the Acquisition (the “Stockholder Agreement”) with Jean Coutu and certain individual members of the Coutu family.  The Stockholder Agreement sets forth certain governance arrangements and contains various provisions relating to the acquisition of additional Rite Aid common stock, prohibitions on taking certain actions relating to Rite Aid, stock purchase rights, transfer restrictions, board representation, voting arrangements, supermajority approval requirements for certain board actions and other matters.

Jean Coutu will have the right to designate a certain number of directors on Rite Aid’s Board of Directors subject to its maintenance of specified percentage thresholds of Rite Aid total voting power.  The number of board designees permitted to Jean Coutu decreases at lower percentages of total voting power and Jean Coutu will have no right to designate a director if it owns less than 5% of total voting power.  As of the closing of the Acquisition, Jean Coutu will own approximately 30.4% of the total voting power of Rite Aid and will be entitled to designate four directors out of a Board consisting of 14 members.  Subject to and effective as of the closing of the Acquisition, the Board will appoint André Belzile, François J. Coutu, Dennis Wood and Michel Coutu as the Jean Coutu designated directors to serve as directors in the classes of directors whose terms expire in 2007, 2008, 2008 and 2009, respectively.  In addition, Michel Coutu will be appointed to serve as Non-Executive Co-Chairman of the Board.

For so long as Jean Coutu (or any Coutu family stockholder or group of Coutu family stockholders) owns at least 5% of the total voting power of Rite Aid and for nine months thereafter, Jean Coutu and such Coutu family stockholders will be subject to certain standstill restrictions on the purchase of additional Rite Aid voting securities, other than with Rite Aid’s consent or through the stock purchase rights discussed below, as well as restrictions on taking certain actions relating to Rite Aid.

Pursuant to the terms of the Stockholder Agreement, Jean Coutu will have the right to purchase securities in future issuances of Rite Aid voting securities (other than in certain types of issuances described below) to permit Jean Coutu to maintain, generally, the same percentage of total voting power it held prior to such issuance.  These purchase rights will not apply to issuances of Rite Aid stock in connection with conversions of convertible preferred stock, equity compensation plan awards, acquisitions by Rite Aid and certain other types of issuances.

The Stockholder Agreement includes restrictions on transfers of Rite Aid voting securities, other than transfers in accordance with Rule 144, in a registered public offering, in connection with a pro rata dividend, spinoff or distribution to Jean Coutu stockholders and certain other permitted transfers.

For so long as Jean Coutu owns at least 25% of the total voting power of Rite Aid, certain matters will require the approval of two-thirds of the Board, including certain issuances of Rite Aid equity securities, certain mergers, reorganizations, consolidations or similar business combinations involving Rite Aid and certain other actions specified in the Stockholder Agreement.

For a period of five years after closing, Jean Coutu has agreed to vote its shares for each of Rite Aid’s director nominees.  Thereafter, Jean Coutu will vote, in its discretion, either for each Rite Aid nominee or for each Rite Aid nominee in the same proportion as votes cast by all other stockholders for such nominees.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Acquisition, Rite Aid and Jean Coutu entered into a Registration Rights Agreement, dated as of August 23, 2006 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, subject to certain conditions, Jean Coutu has the right, on six occasions, to demand that Rite Aid register shares of Rite Aid common stock held by Jean Coutu for resale in an underwritten public offering, provided that the anticipated aggregate offering price would exceed $100 million or the registration is for at least 25% of the Rite Aid common stock held by Jean Coutu.  Jean Coutu also may request that Rite Aid include those shares in certain registration statements that Rite Aid may file in the future.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information regarding the issuance of shares of Rite Aid common stock set forth in Item 1.01 above under the heading “Stock Purchase Agreement” is incorporated herein by reference.

The shares of Rite Aid common stock to be issued to Jean Coutu upon consummation of the Acquisition will be offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933.  The basis for relying on this exemption is that the issuance of Rite Aid common stock to Jean Coutu, as a portion of the consideration for the Acquisition, was a privately negotiated transaction with one accredited investor that did not involve a general solicitation.  The certificates representing the shares of common stock to be issued in the Acquisition will contain a legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

In connection with the Acquisition, on August 23, 2006, the Board of Directors of Rite Aid, subject to and effective upon the closing of the Acquisition, accepted the resignations of John G. Danhakl and Alfred M. Gleason from the Board of Directors.

The information regarding the appointment of directors to the Board of Directors of Rite Aid set forth in Item 1.01 under the heading “Stockholder Agreement” is incorporated herein by reference.

On August 23, 2006, the Board of Directors of Rite Aid, upon the recommendation and nomination by the Nominating and Governance Committee of the Board of Directors and subject to and effective upon the closing of the Acquisition, appointed André Belzile, François J. Coutu, Michel Coutu and Dennis Wood as directors of Rite Aid, to fill the vacancies on the Board created by the resignations of John G. Danhakl and Alfred M. Gleason and the increase in the size of the Board by two directors.  Subject to and effective upon the closing of the Acquisition, Mr. Belzile was appointed to the Audit Committee, Mr. Wood to the Compensation Committee, and Mr. François Coutu to the Nominating and Governance Committee.  Messrs. Belzile, François Coutu, Michel Coutu and Wood were elected as directors pursuant to the Stockholder Agreement discussed above.  Except for the Acquisition and the arrangements discussed in Item 1.01 above, there are no other related party transactions between Rite Aid and any of Messrs. Belzile, François Coutu, Michel Coutu or Wood.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

2                                          Stock Purchase Agreement, dated as of August 23, 2006, between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.

10.1                           Stockholder Agreement, dated as of August 23, 2006, between Rite Aid Corporation, The Jean Coutu Group (PJC) Inc., and certain individual members of the Coutu family

10.2                           Registration Rights Agreement, dated as of August 23, 2006, between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.

Additional Information and Where to Find It

Rite Aid intends to file with the Securities and Exchange Commission a proxy statement in connection with the proposed transaction.  The proxy statement will be mailed to the stockholders of Rite Aid.  STOCKHOLDERS OF RITE AID ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting our Secretary, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

Participants in the Solicitation

Rite Aid and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include Rite Aid’s executive officers and directors.  Further information regarding persons who may be deemed participants will be available in Rite Aid’s proxy statement to be filed with the Securities and Exchange Commission in connection with the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Date: August 24, 2006	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBITS

2                                          Stock Purchase Agreement, dated as of August 23, 2006, between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.

10.1                           Stockholder Agreement, dated as of August 23, 2006, between Rite Aid Corporation, The Jean Coutu Group (PJC) Inc., and certain individual members of the Coutu family

10.2                           Registration Rights Agreement, dated as of August 23, 2006, between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.